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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of Schwab Capital Trust of our reports dated December 5, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Reports to Shareholders of Schwab International Index Fund, Schwab Small-Cap Index Fund, Schwab S&P 500 Fund, Schwab OneSource Portfolios - International, Schwab OneSource Portfolios - Growth Allocation, Schwab OneSource Portfolios - Balanced Allocation, Schwab OneSource Portfolios - Small Company, Schwab Asset Director - High Growth Fund, Schwab Asset Director - Balanced Growth Fund, Schwab Asset Director Conservative Growth Fund, and Schwab Analytics Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Accountants and Reports to Shareholders" in the Statement of Additional Information.


/s/ Price Waterhouse LLP

San Francisco, California
February 26, 1998